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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Midway Airlines Corporation:


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made part of this registration statement (Registration Statement File No. 333-37375 Amendment No. 1 dated November 12, 1997).


                                          ARTHUR ANDERSEN LLP


Raleigh, North Carolina



November 12, 1997